February 12, 2008 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) (“Gryphon Gold”) and American Bonanza Gold Corp. (BZA:TSX / Frankfurt:AB2) (“American Bonanza”) have signed a Letter of Intent to merge American Bonanza into a wholly-owned subsidiary of Gryphon Gold through a Plan of Arrangement. Shareholders of American Bonanza will receive 0.50 shares of Gryphon Gold for every share of American Bonanza and options and warrants will be exchanged on the same ratio.

The merger is part of an overall business strategy to increase gold resources through acquisition, exploration and joint ventures in politically stable jurisdictions with long histories of gold mining. Both Companies believe that this merger will:

–	Provide a pipeline of projects at various stages of development.
–	Result in greater market interest through being a larger company.
–	Result in administrative cost savings.
–	Bring together two near term production properties;
–	Gryphon Gold’s Borealis property in Nevada has potential for development of:
o	An oxide gold heap leach mine that is already permitted.
o	A near-term, underground high grade gold mine at the Graben deposit or a longer-term option of a large open pit.
o	Significant exploration prospects with gold mineralization potential.
–	American Bonanza’s Copperstone property in Arizona has potential for:
o	Near-term,
o	oxide, high-grade, underground mine production with short permitting and construction timelines,
o	Significant expansion of the Copperstone gold resources based on two exciting new gold discoveries with million ounce mineralization potential;
–

Gryphon Gold brings positive exposure to the benefits of gold exploration and resource expansion with nominal cash expenditures through exploration at over 50 properties - primarily through joint venture and leasing agreements. This property portfolio and strategy is expected to allow the combined company to focus on the development of the Borealis and Copperstone properties.

–

American Bonanza’s Joint Venture with Agnico-Eagle on the Northway and Vezza deposits offers potential for a third gold mining project. Other American Bonanza projects in Ontario and Quebec offer significant potential to develop additional resources. The Fenelon property lies in Quebec's Casa Berardi gold district and drilling has identified two large nickel rich zones. American Bonanza continues to advance other exploration projects, including the La Martinière gold project in Quebec.

American Bonanza has sold the Taurus property in northern British Columbia to Hawthorne Gold Corporation. Under that agreement, American Bonanza is expected to receive further payments of Cdn$5 million by December

22, 2009. An additional Cdn$3 million is due to American Bonanza upon the completion of a feasibility study or the commencement of production.

The current cash reserves of the combined company amounts to approximately Cdn$9 million. Future cash receipts from the sale of the Taurus property is expected to total Cdn$5 to Cdn$8 million. Outstanding Quebec mining tax credits due to American Bonanza total up to Cdn$2 million and will be to the credit of the merged entity. Therefore current cash on hand plus expected receipts totals Cdn$16 to Cdn$19 million. The combined financial strength of the Companies is expected to allow significant development at the Borealis and Copperstone projects.

The board and management structure of the combined Company is expected to be as follows: Tony Ker, Richard Hughes, Rohan Hazelton, Don Gentry (of Gryphon Gold), and Brian Kirwin and Giulio Bonifacio (of American Bonanza) will serve as directors of merged company. Tony Ker will serve as Chief Executive Officer and Michael Longinotti will serve as Chief Financial Officer of the combined company.

Tony Ker CEO of Gryphon Gold states “I believe that this merger will strengthen the Company’s resource, management and financial base. The merger is expected to enable the Company to further its business strategy of developing and acquiring more gold resources, in politically stable jurisdictions, that have either great exploration potential or near-term production potential. I look forward to working with Brian and Giulio in growing the company.”

Under the terms of the Letter of Intent, the companies agreed, among other things, to negotiate definitive agreements in good faith. The merger is subject to approval of the British Columbia court, approval by American Bonanza’s shareholders, TSX approval, final approval by the boards of directors of American Bonanza and Gryphon Gold, American Bonanza receiving an opinion on the fairness of the merger, and other customary closing conditions.

The Companies have agreed to pay break-up fees in the following circumstances:

(1)

Either Company shall pay the other the sum of US$150,000 in cash, plus an amount equal to all of the reasonable documented expenses incurred by the other in connection with the transactions contemplated by the merger (not to exceed US$50,000), if either the letter of intent or the arrangement agreement is terminated by the other Company due to certain actions set forth in the letter of intent.

(2)

American Bonanza shall pay Gryphon Gold the sum of US$900,000 in cash, plus an amount equal to all of the reasonable, documented expenses incurred by Gryphon in connection with the transactions contemplated by the letter of intent in an amount (not to exceed US$50,000), if the board of directors of American Bonanza, among other things, determines not to recommend the merger with Gryphon Gold to the shareholders of American Bonanza and does not consummate the merger with Gryphon Gold.

Conference call details:

A conference call is scheduled for February 14, 2008, and will be hosted by Gryphon Gold Chief Executive Officer Mr. Tony Ker and American Bonanza Chief Executive Officer Mr. Brian Kirwin. An invitation is extended to all interested investors, analysts or media representatives to attend.

Timing and dial-in details appear below: Pacific Standard Time.

Schedule of events

8:00 AM Pacific Standard Time :  To participate in the conference call the following numbers:

Participant number: (416) 644-3422 or

Participant number: Toll-Free: 800-594-3790

The replay will be available for 7 days from Thursday, February 14 1:00pm until Thursday February 21 11:59pm

416-640-1917 passcode 21263185#

877-289-8525 passcode 21263185#

ON BEHALF OF THE BOARD OF DIRECTORS
TONY KER, CEO
GRYPHON GOLD CORPORATION

Full financial statements and securities filings are available: for Gryphon Gold Corporation, on its website: www.gryphongold.com  and www.sec.gov or www.sedar.com; and for American Bonanza Gold Corp on its website at www.americanbonanza.com and www.sedar.com. For further information contact: At Gryphon Gold Corporation, Tony Ker, Chief Executive Officer or Mike Longinotti, Chief Financial Officer by phone: 604-261-2229, or email at tker@gryphongold.com or mlonginotti@gryphongold.com;

This press release includes forward-looking statements involving known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from projected results. These include but are not limited to the timing of the Merger, anticipated liquidity and premium to market represented by Gryphon Gold shares to American Bonanza shareholders, anticipated satisfaction of closing conditions related to the Merger, anticipated future cash payments and cash position of the combined companies potential for described properties and other statements that are not historically statements of fact. Please refer to a discussion of these and other factors in: with respect to Gryphon Gold, Gryphon Gold Corporation’s 10-KSB, 10-QSBs, Form 8-Ks and other Securities and Exchange Commission filings, and with respect to American Bonanza, American Bonanza Gold Corp.’s annual information form, annual and interim financial statements and management discussion and analysis, material change reports and other securities filings made with Canadian securities regulators which will be provided to you upon request. You should not place undue reliance on forward looking statements. Neither company undertakes any obligation to update any forward-looking statement.

None of the securities contemplated to be issued in connection with the Merger have been or will be registered under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or state securities laws, and any offer or sale is anticipated to be effected in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act and exemptions provided under the securities laws of each state of the United States. Section 3(a)(10) of the U.S. Securities Act exempts from registration a security which is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have a right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. This press release does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation.

This communication is being made in respect of the proposed merger transaction involving and Gryphon Gold and American Bonanza. In connection with the proposed transaction, Gryphon Gold will file with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators information related to the Merger on Form 8-K and American Bonanza will mail an information circular to its shareholders, and each will be filing other documents regarding the proposed transaction with the SEC and Canadian securities regulators as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE INFORMATION CIRCULAR REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final information circular will be mailed to American Bonanza’s shareholders. Shareholders will be able to obtain a free copy of the informationcircular, as well as other filings containing information about Gryphon Gold and American Bonanza, without charge, at the SEDAR website at www.sedar.com or at the SEC’s Internet site (http://www.sec.gov).

Gryphon Gold, American Bonanza and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Gryphon Gold directors and executive officers is available in Gryphon Gold’s 2007 Annual Report on Form 10-KSB, and information regarding American Bonanza’s directors and executive officers is available in American Bonanza’s Annual Report on Form 20-F. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the information circular and other relevant materials to be filed on SEDAR and with the SEC when they become available.